Exhibit 99.1

NN, Inc.

6210 Ardrey Kell Road

Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. EXPANDS BOARD OF DIRECTORS WITH APPOINTMENT OF JOÃO FARIA

Faria Brings Global Leadership Experience in Power Management and a Focus on Electric Vehicles

Charlotte, N.C., April 14, 2021 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today announced that João Faria has been named to its Board of Directors, effective April 13, 2021.

Mr. Faria brings decades of manufacturing and engineering experience to the Board, with a specific focus on the electric vehicle (EV) market. Mr. Faria currently serves as President of the Vehicle Group/eMobility at Eaton Corporation, a global power management company providing energy-efficient products and services to help customers effectively manage electric, hydraulic, and mechanical power. Previously, in his over three-decade career in engineering and manufacturing, Mr. Faria held a variety of leadership positions at Eaton, including President Corporate Latin America, Vice President Eaton Electric Latin America, Americas Regional President for Hydraulics Group, and President of Eaton Powertrain Specialty Control Operation Worldwide.

“We are excited to welcome João to our Board, as we expect his demonstrated experience in go to market strategies as well as his engineering and technical background will be beneficial to NN’s future growth,” commented Jeri Harman, Chairman of NN’s Board of Directors. “His deep global experience and perspectives on vehicle electrification and power infrastructure will provide immediate value to NN as we work to achieve our long-term strategic goals across our business units.”

Mr. Faria is well versed in current trends and opportunities stemming from the electrification of vehicles around the world through his extensive background and current work. In 2014, Mr. Faria was named Vice President of Eaton Electric Group for Latin America where he developed a clear understanding of electrification and technology trends. With his promotion to lead Eaton’s Vehicle Group in 2017, Mr. Faria has become the lead executive in Eaton’s efforts to adapt their offerings to OEMs and other Tier-1 automotive suppliers to address opportunities surrounding electrification of vehicles globally. He is well versed in the demands and expectations of a Tier-1 automotive supplier through his experience as General Manager of Eaton’s Automotive Engine and Valve Actuation business.

Warren Veltman, NN President and Chief Executive Officer, said, “I look forward to working with Mr. Faria as we continue our drive toward long-term strategic growth. His diverse experience enables a dynamic perspective that will impact both our Mobile Solutions and Power Solutions businesses, with a particular focus on electric vehicles.”

Mr. Faria added, “I look forward to applying my global experience toward achieving NN’s mission and enlisting my background in vehicle electrification to bring new insights as NN navigates the transition from internal combustion to electric vehicles to the benefit of both of its business segments.”

Mr. Faria received an MBA and Master of Science in Engineering from the University of Sao Paulo as well as a Bachelor of Science in Materials Engineering from the University of Sao Carlos in Brazil. Having worked throughout a diverse group of countries, Mr. Faria is fluent in four languages.

Mr. Faria was identified through a national search conducted by the Diversified Search Group. Mr. Faria will assume a newly created seat on the Board, which has been increased pending the retirement of Mr. Steven Warshaw at the 2021 Annual Stockholders Meeting. The Board of Directors is now comprised of nine directors, eight of whom are independent. Upon Mr. Warshaw’s retirement, the Company will reduce the size of its board of directors from nine to eight.

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 32 facilities in North America, Europe, South America, and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, the impacts of the coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Jeff Tryka, CFA

Investor Relations Contact

jtryka@lambert.com

(616) 258-5766

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